The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

The leasing contract

Contract number: m07h2b
Firma Siegburg road number: 220 5103 0471

Between

Tannenweg 10 Vermögensverwaltung GbR constituted under civil law

Represents by the executive and authorized shareholder Mr. Herbert Fassbender, Widen Mayer road 48, 80538 Munchen.

Telephone Number:089 21 21 37 11，Fax：089 21 21 37 12

E-mail：H.Fassbender@fassbender-lawyers.com

Via W,Neukirchen Corp.Ltd,Industrial road:43 53721 Siegburg
Telephone:02241 590077,fax:02241 590079 .Mobil:0171 5332877
E-mail: Wolfgang, neukirchen@t.online.de
As the locale building management

In the following will be as lessor named

And
Perfectenergy GbmH
Tannenweg 10
53757 road Augustin

（district court is Siegburg HBR 9874）

Represents by the general manager Xiaochun Haas, Taas, Tannenweg 8, 53757 Road Augustin
E-mail: contact@haasmt,com

In the following will be as lessee named

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

Content

Preliminary remark	3
§ 1—the object which will be leased, the status as well as its equipment.	3
§ 2—The purpose for the lease	4
§ 3—period of tenancy and the time limit	4
§ 4—rent, the overhead expense, the prepayment amount of the operation costand the value added tax	4
§ 5—deposit of a security for the lease	7
§ 6—the adjustment of the lease	7
§ 7—the balance, the right of retention and the decrease	7
§ 8—sublease	8
§ 9—the correction and the architectural changes	8
§ 10—the maintenance and repair in the leased area	9
§ 11—the lien for the lessor	9
§ 12—enter in the leased area should be accompanied with the lessor	9
§ 13—the termination of the lease term	10
§ 14—advanced termination of the lease term ( in the case of unexpected cancel of the lease contract and its compensation accordingly	10
§ 15—protection against competition	11
§ 16—insurances	11
§ 17—liability	11
§ 18—full-fledged member of the lessor	12
§ 19—duty to implement safety precautions	12
§ 20 —repair, expansion and the grant for the building cost	12
§ 21—advanced termination of the contract	12
§ 22—closing provisions	13

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

Preliminary remark

Lessor here we mentioned is the owner of the immovable property in Tannenweg 10 in 53757 Sankt Augustin together with the building we following mentioned.

§ 1—the object which will be leased, the status as well as its equipment.

The object which will be leased is the area of the hall H2b together with the office and social communication rooms as well as the four cars’ parking lots(number 10,11,12 and 13) which belong to the leased place.
The area which will be leased concludes the following three parts in details

160 m2 storage depots
30 m2 passages
125 m2 office and social communication rooms

The leased area we mentioned before is marked in the way of sketch plan in the enclosed attachment one and attachment two) in the color of yellow. The area which directly located before the leased place (between the parking lot number 8 and number 7, marked with criss-cross yellow lines place) can be used by the lessee as loading and unloading area for container and trucks which are used to deliver goods.

If the leased area is less than +/- 5% than we mentioned above, either the lessor or the lessee has no right to ask more or less interests of the rent.

The lessee has the obligation to assure that the nearby area of the leased place of the building as well as the estate of Tannenweg 10 will not be damaged by himself or his suppliers or clients or the visitors everyday（including the night time）

All of the leased rooms and leased areas listed in item 1 as well as the current status, besides its equipments should be acknowledged by the lessee by way of visiting them personally. The two parties agree that the repair and maintenance as well as its rebuild will be conducted according to the items in the attachment

The office area and the social communication rooms will use the central heating model. In the heating phase the temperature in the rooms should be modulated to at least 22 Grad Celsius as both of the parties negotiated. And there are no heating systems in the area of passage and hall.

when the lessor forwards the leased objects to the lessee, he or she should give the lessee 2 keys for each of the outside and inside door. And if the lessee wants to have more keys, he should equip them by himself.

before the lessor forwards the leased place to lessee, the two parties should look over the leased objects. In order to assure the leased objects, especially the items negotiated in the attachment 5 in terms of the repair and rebuild, both of the parties should draft a protocol in written form which should be signed on the paper as well.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

§ 2—The purpose for the lease

the lessee plans to use the leased place in the scope of his business as the storage depot, show room and office area, especially in the field of renewable energy/solar energy.

the lessor has no idea what the purposes for the lessee who leased the area and the lessor does not guarantee that it is available or qualified for the lessee to use the area in whatever purposes.

The cost in the course of obtaining the necessary governmental documents regarding usage of the leased area should be paid and / or compensated by the lessee himself.

if the lessee wants to change the usage items of the leased area. He should gain the agreement in written form from the lessor in advance. And the lessee should take the risks for each of the potential changings.

§ 3—period of tenancy and the time limit

the lease relationship is from Dec.1 2007 to Nov, 30 2010

The lessee is authorized to use the leased area and conduct the repair and rebuild the space. After the lease paid the lease deposit before Nov. 1. 2007 he is free to use the area.

Only if the lessee informs the lessor in prior 6 months that he does not want to keep leasing the area in written form (until Oct. 10.2010), otherwise the lease relationship term will extend 2 years automatically, in this case the regulations for the lease will follow §6 to be implemented.

If either of the two parties is not informed by the other party in prior 6 months before the end of the validity of the contract in written form, it is not necessary to make a declaration. The lease relationship will be extended for one year according to the regulations in §3 item 2 in terms of the continuance of the leased area. This procedure is effective for each continuance of the contract in the future.

when the period of tenancy is expired, for however jurally reason, we will not use the regulations in the § 545 civil law book to make any judgments.

§ 4—rent, the overhead expense, the prepayment amount of the operation costand the value added tax the net rent （divided payments）for all the leased space as it is mentioned to the lessee in § 1 item 1 amounts to as follows in details

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

From Dec.1 2007 to Nov, 30, 2008 in Euro 1,000 not including VAT
From Dec, 1, 2008 to Nov, 30, 2009 in Euro 1,000 not including VAT
From Dec. 1, 2009 to Nov, 30, 2010 in Euro 1,200 not including VAT

When the lessee chose to continue the lease contract, it will be 2 years and the net rent will be reconsidered under the regulations described in §6

The lessee has to pay the leased area in proportion to the all areas which belong to the estate of Tannenweg 10 all the operation cost which related to the cultivated estate.

The operation cost includes all the cost related to the leased objects according to the regulations described in §2 the regulations regarding the operation cost (operation cost calculation regulation on Nov. 25. 2003 attachment 3).Taking the jurally regulations, specially the operation cost calculation regulation into consideration, more cost items as the operation cost should be added, in the terms of the lease contract, the so called operation cost which includes the following items in details

a.
All the cost of the operation and maintenance and the estimation regarding the existing plants or equipments, including the operation and the maintenance of the communal antenna as well, the wire connection when it is available. The lessor guarantees that all the equipments are at normal and general price, no costly and peculiar equipments.

b.
The cost of the operation and maintenance as well as the repair in terms of the entrance door and inside doors as well as other mechanical equipments in the scope of the leased area(not included  cost for the estimation and maintenance which is stipulated in the §10 item 3.)

c.	Land tax amount, official tax and the insurance premium as well as the commission, or it maybe occurs new cost in the leased period.
d.	Electricity cost in all the leased area and its equipments
e.	The cost of the water rate
f.	The clean cost in all the leased area and space including the outside grassplot and facade area.
g.	The clean cost of the street and the maintenance and clean of all the outside equipments such as the garden and footpath and so on
h.	The cost for the clean of the dirty water and rainwater
i.	The cost for the smokestack
j.	The cost for the house guard
k.	The cost for the insurance, including the building and liability insurance regarding all the building and ground complex.
l.	The cost for the rubbish clean out

The lessee should prepay the operation cost with 300 in Euro every month, and the lessor assures that all the above in the amount settlement template mentioned cost is according to the current price liste. But it is not exclusive that the price of the items increased.

The operation cost will be paid by both of the parties in comparison the leased area with altogether area according to the regulations stipulated in §1 item 1,in the case that the operation cost can not be simply and directly distinguished whether it should be taken by the lessee or the lessor. See (the amount settlement template in attachment 4)

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

The operation cost will be paid one time every year by the building management organization. The invoice for the operational costs is deemed to be approved by the lessee, unless he issues a formal objectionin written form within 4 weeks after receipt of the invoice. According to the exceeding of payment deadline, it is deemed to be acknowledged, if the leesor has already pointed it out in the   , In the transitional period of the lease continuation, the amount settlement is also accepted, if the lessor had already indicated to neglect the period of the transitional period. Cost in terms of the equipments and the plants which be built by the lessee or for the lessee will be paid by the lessee, so as the cost of repair and maintenance of the equipments and the plants.

The lessor can ask for a suitable increase of the advance payment of the operation cost in terms of the retrospective coming fiscal year in basis on the model of the yearly amount settlement, if we do not consider that the yearly amount of the operation cost will be higher than the sum of the advance payment. Or the sum of the operation cost in the last year is obviously lower then the paid advance payment. At the same time the lessor has the right to alter the cost factors which will affect the sum of the advance payment essentially in the coming fiscal year and asks for the changing amount of the advance payment of the operation cost based on the submitted preliminary billing.

In additional, the lessee has to pay the sales tax with 19% the current rate as well as the rent and the advance payment of the overhead expense. If the sales tax has increased or decreased, then the tax rate will also be increased or decreased accordingly.

the net rent including the advance payment of the operation cost and the sales tax together amount to the sum every month. It needs to be prepaid monthly; more specifically it should be paid at least on the third week of the working day every month to the lessor in the following bank account with no commission charge from lessee. In terms of the in time payment for the sum is not the sending date but the arrival date in the lessor’s bank account of the cost considered as the in time payment.

Bank account name:	Tannenweg 10 Assets Management Company constituted under civil law
Bank name:	hypovereinsbank
The serial number of the bank:	700 202 70
The account:	322 65 600

In the case that the lessee delayed the payment, the lessor has right to send a written remind paper to the lessee and ask for the added cost for remind in the limit of 10, 00 Euro. Regarding each delayed payment, the lessee has to pay interest for the debt with the basic basis interest rate through European central bank.
The enforcement of other compensations will keep the same and not damaged.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

The sum of the monthly cost should be paid at least before the time point of the beginning of the lease relationship between two parties and expired on Dec. 1 2007.The sum includes the following items:

Net rent:	1,000 in Euro
The advance payment of the overhead expense:	300 in Euro
Amount is	1300 in euro
The added value tax 19%:	247 in Euro
Sum payment in month:	1547 in Euro

§ 5—deposit of a securityfor the lease

As the security in the course of the placing of the contract when occurred obligation of both parties, the lessee should give the lessor a deposit book with the sum of 4,000 （in written form means four thousand euro）in Euro after both of the parties had signed the contract or at latest after they forwarded the leased objects. If in the side of the lessor has not debt in the lessee, the lessor should give the deposit book back to the lessee at latest in 6 months after the lease relationship ended.

The lessor can consider all the uncontested or legal which stipulated in the lease contract account payable, which should be paid by the lessee from the beginning he leased the objects, as safe in considering the security. For the requirement of security of the payment, during the lease period the lessee has the obligation to increase the caution money which be negotiated by the two parties. If the lessee do not pay the rent and related cost within 14 days as negotiated before, the lessor has right to send written requirements and following send the written remind paper where also sets a suitable final deadline for the payment, yet the lessee did not pay the cost, the lessor gains the right to cancel and break the lease relationship without any notice in advance.

§ 6—the adjustment of the lease

The two parties are entitled to ask for the lease adjustment, after the negotiated lease time is expired. The principia of the lease adjustment based on the price index for the standard of living of all the private families in Germany which is stipulated by the federal statistical bureau .

§ 7—the balance, the right of retention and the decrease

Only in the case that the counterclaim is proved to be uncontested or legal, the lessee is permitted to  ask for the balance and the enforcement of the right of retention regarding the debt from lessor,

Besides, the lessee only has the right to decrease the rent in the future not for the current, when he in prior 14 days presents detailed and relevant mistakes regarding the payment of the rent in written form, and the purposes for the decrease and the suggested payment amount should also be informed to the lessor in written form.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

§ 8—sublease

It the lessee wants to sublease the leased objects, he should get the agreement from the lessor in advance in written form.

§ 9—the correction and the architectural changes

the lessor is permitted to make some necessary corrections and architectural changes so that to maintain the leased objects or the area, or to avoid the serious risks or to take the damages out, in this case it is not needed to gain the agreement from the lessee, so as the work which is although not necessary but it plans to be good for the modernization of the leased objects is available, so long the lessee has rational reason to make the changes and correction. If the lessee had considered and kept the passable of the space, then the implements in correction and changes should not be objected.

In the emergency case, the corrections and architectural changes in the leased area should be negotiated together by the lessee in the terms of the following points: this work with a rational term together should be informed to the lessor in advance and it is also necessary to follow the stipulated rational term to finish the work.

the lessee has right to make architectural changes on the leased objects in the requirement of his own business operation und he should bear all the related cost as well. If the changes do not need get any governmental approval and will not affect the supply line of other lessees in the building of Tannenweg 10.

a.
Before the implements of the architectural changes, the lessee should submit the drafted plan to the lessor to gain the written agreement from him. After lessee got the agreement from lessor, he has obligation to get the public and legal and governmental approval. In the course the lessee bears all the cost and expense, as well as the cost for enforcement of the architectural changes and its farther maintenance and repair.

b.
The lessee is responsible for all the damages which appear in the course of architectural changes. Regarding all the damage cases which related to the architectural changes which will all be taken by the lessee and it has nothing to do with the lessor.

c.	The following points will be considered to the architectural changes which are conducted by the lessee by the end of the lease relationship:

aa) according to the regulations stipulated in §9 of item 2, if the architectural changes which was implemented in the time point by the lessee but without any agreement from the lessor, then the lessee has the obligation to make the changes return to the original status.
bb) according to the regulations stipulated in in §9 of item 2, if the architectural changes which was implemented with the in time agreement from the lessor or with the supervened agreement from the lessor, then for any enforcement of architectural changes is the lessor responsible, the lessee do not have to pay any compensation to the lessor.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

§ 10—the maintenance and repair in the leased area

the lessee has the obligation to maintain and beautify the leased area and the collective plants and blow the pests away.

the lessee has the obligation to regularly conduct the repair for the beauty in time and in all around according to the basic principles which formed in the course of administration of jurisdiction during the period when the lease relationship is existing.

the lessee has the obligation to maintain or repair the equipments for the lamps and the bell, locks, water faucet, toiler washer, the heating equipments and boiler and at his own cost, as long as the sum of the cost in the side will not be more than 200 in Euro. And the lessor will bear the additional cost regarding the maintenance and repair. And the lessee additionally has to replace the damaged glass panes, if the damages are caused by the lessee or his colleagues, or visitors or consigners.

if the lessee do not follow the above mentioned obligations, although the lessor reminded the lessee in written form and gave him or her a suitable and legal deadline, in this case the lessor has the obligation to pay the cost of all the maintenance and repair and so on works. By the risk of payment default, there is not necessary to set a deadline.

the lessee has to show the damaged points on the leased object. He gives up all the compensations which paid in the area of maintenance and repair, and the lessee will not ask the lessor for help under this situation within a suitable term. By the risk of payment default, the lessee has to take necessary action so that he protects the lessor from other unavoidable damages.

the lessee has the obligation to replace the damaged leased ware and objects as well as the equipments which belong to the leased ware and objects, if these ware and objects are damaged by his colleagues in the operation team or the subtenants, visitors, suppliers or craftsmen and so on, or if the lessee has paid the Third Party Liability Insurance.

§ 11—the lien for the lessor

the lessee has obligation to inform the lessor as soon as possible in the case of the mortagage for the introduced ware through the third party.

If the lessee has delayed to pay the rent more than one month, in order to make sure the security of all debt to the lessor as it is stipulated in the lease contract, the lessee has the obligation to forward all the existing and potential new coming cost which the lessee gets from the third party who subleases the area as the sum of rent to the lessor.

§ 12—enter in the leased area should be accompanied with the lessor

If the representative of the lessor wants to confirm the necessities of arrangements for the repair and maintenance, he is permitted to enter in the leased area during the business hours, only has he made an advanced appointment on schedule, and the lessee can accompany with the lessor during his visit.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

If the lease relationship is expired or the lessor wants to sell the leased objects, the representative of the lessor can take the potential lessees to visit the area during the business hours, if he has made an advance appointment on schedule. If they want to visit the area on Sunday or on holiday, an advanced agreement from the lessee is necessary.

The lessee agrees lessor or his full-fledged members enter in the leased area in the emergency cases and no advanced appointment is Ok. And in the emergency cases the building management organization will give the key for the area to the lessor.

§ 13—the termination of the lease term

when the lease relationship is terminated, the lessee has to clean all the leased place and objects and submit all the keys, including which he duplicated at his own cost.

Regarding the keys which be duplicated by the lessee himself, the lessor will not give any claim back. If he lessee does not follow his obligation to give all the keys back, then the lessor has right to open the area at the expense of the lessee or confect new keys.

when the lease relationship between the two parties has been terminated, then all the equipments, including the advertising structure which the lessee has decorated at the leased area will be disposed on demand of the lessor, and if it is possible, the lessee has to return all the leased area and objects to the original status at his own cost as he leased them.

the cost which taken by the lessee and caused by the architectural changes will not be considered to give back to lessee.

which will be judged by the standard that the people can see it clear on the street, and the presentation term of the new address can be lasted one year, after the lease relationship of the two parties has been terminated.

§ 14—advanced termination of the lease term ( in the case of unexpected cancel of the lease contract and its compensation accordingly

Both parties to the contract have right to cancel the contract unexpected（without any notice）only in the case that they have very important reason for the action.

In the following cases, the lessor is entitled to cancel the lease contract or withdraw from the contract
a.	The lessee is still in arrears with at least two month rent sum debt, although the lessor has reminded him to pay the rent sum in written form( see the regulations in §4 of term 5)
b.	Although the lessor had reminded the lessee or the sub-lessee that they should not object to the contract terms during the usage of the leased area in written form, yet it does not works.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

c.
If an extra curial procedure and which is good for the liquidation of the debts as well is conducted or the lessee stops to pay the rent or because some other reasons the lessee has to conductinsolvency proceedings, then a termination of the contract can be implemented, only after that the lessee has already submitted the application for insolvency.

d.
The lessee or his colleagues, clients, suppliers, or the similar third parties had seriously disturb or defame the lessor. Other lessees or the third parties, and it does not works with the written remind and warning from the lessor.

If the lease relationship is terminated in advance by the lessor for the reason from the lessee without any notice (such as the lessee uses the area which objects to the terms in the contract or owe the rent) or because of some other reasons which is responsible for the lessee, then the lessee has to bear all of the loss which the lessor takes, specifically speaking are the debts as follows: the leased area leave unused after the lessee moves away or the area is leased at a lower price and so on other loss which caused by the advanced termination of the contract. The liabilities of the lessee will be lasted until the negotiated lease term is terminated.

The least losses which the lessee should bear in this situation is to keep paying the rent and the potential associated costs until the lease term is terminated, so long as the lessor do not ask for claim in terms of the other lease of the area.

In the case that the lessee has terminated the lease contract without any notice, he or she has the right to recommend a new lessee, so long that it follows fully the requirements as the contract stipulates and according to the objective judgments the new lessee is reliable or the lessee guarantees that he would bear fully all the obligations the new lessee takes.

§ 15—protection against competition

The protection against competition for the lessee will not be considered at all.

§ 16—insurances

The lessor has to pay the following kinds of insurance for all the building and estate complex: the building insurance and the compulsory insurance for the building and the estate (public liability insurance)

the lessee is responsible to pay the general insurance for the leased objects and especially for the public liability insurance and burglary insurance which regards to the equipments or plants and objects he introduces.

§ 17—liability

The lessee is responsible for the damages on the leased objects or other leased objects which is related to the estate during the lease term of the contract, regardless whether the damages are caused by the lessee himself or his sub-lessee or the visitors and guests and the persons who are authorized by the lessee (such as the craftsman, the suppliers or his performing agents). And the sub-lessee is responsible for the damages which results from the lessee as well accordingly, so as the organs and the colleagues.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

The lessor is responsible for the damages on the leased objects or the objects which are introduced by the lessee during the lease term of the contract, regardless whether the damages are caused by the lessor himself or his visitors and guests and the persons who are authorized by the lessor (such as the craftsman, the suppliers and including his performing agents as well), so as the organs and the colleagues.

§ 18—full-fledged member of the lessor

The lessor agrees to appoint Mr., Dipl-Ing Wolfgang Neukirchen, and Industriestrasse 43. 53721 Siegburg as his full-fledged member. And all the declarations which follows the regulations in the contract will be promulgated by his full-fledged member, the declarations which are related with the company constituted under civil law and the lessor can be released in the prescriptive form by the chief executive officer Mr. Herbert Fasssbender or his full-fledged member. And the declarations about the lessor are release by the company constituted under civil law or the full-fledged members will be considered as effective in law.

§ 19—dutyto implement safety precautions

The lessee is responsible to implement the safety precautions and the lessor has nothing to do with the potential damage claim for the deregulation of the safety precautions in the leased objects or area during the lease term. If the damage is caused by the defects of the architectural status or structure of the leased objects, then the lessor is responsible for the elimination of the defects, even if he has no idea about the damage before. And the lessor is responsible to prepare for the winter straw.

§ 20 —repair, expansion and the grant for the building cost

As it had already stipulated in the §1 of item 4, the lessor will bear all the cost which listed in the attachment 5 in terms of the repair and expansion as negotiated by the two parties before. The lessor will pay 5000 in Euro as the grant for the building cost, when some architectural measures are implemented. According to the terms in§4 at term 4,the lessee should give the grant for the building cost to lessor, at latest when he submits the deposit book for rent to the lessor.

The repairs and expansions as listed in attachment 5 should be finished as estimated before Oct. 15. 2007. In the repairs and expansion of the entrance door and the porch, the delivery time should be considered so that the assembly work can be possible begin in Nov. 2007(during the lease time). The decrease of the rent for this reason in the field will not be considered.

§ 21—advanced termination of the contract

If the lessee has terminated the lease contract in advance, then he has the obligation to pay the rest rent to the lessor, it will be calculated as follows: the amount of the rest months (until on Oct. 31 2010) multiplied with 600 Euro per month not including the value added tax.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

Anyway the lessee has to pay the rest rent, it will not depend on whether the lessor finds a new lessee or not.

As compensation, he should take this situation into account that the lessor agrees to sign a lease contract with the payment form of a sliding scale price, specifically speaking is that the lessee pays the rent lower at the beginning and the lessor has high investment for the lessee in the beginning.

§ 22—closing provisions

1	As far as there is not other items which be stipulated in the contract, the legal provision and all the enclosed attachments in the contact are considered as a part of the contract.

2
The ineffective single provision will not affect the contract, and the two parties will cover the ineffective provision for another and effective items in the problematic contract which will to the greatest extent follow the sense and purpose of economy (profits).

3	There is no oral supplemental agreement. All the changes and addition of items need to be shown in a written form.

4	Place of fulfillment and the competent court of jurisdiction is Bonn

5	All the enclosed attachments are part of the contract

Sank Augustin on Oct, 22 2007	W, Neukirchen
The lessee	the lessor

Attachments:
Attachment 1 the storage plan
Attachment 2 the sketch of the plan in the office area
Attachment 3 the operation cost calculation regulations
Attachment 4 the template for the operation cost calculation
Attachment 5 the work of repair
Attachment 6 the contract in the case that the lessee moves away in advance

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

Die Anlage 1
Attachment 1

LAGEPLAN

Layout 1：500

Tannenweg Street Augustine

Eingang Bürogebäude t
The entrance of the office building

TANNEN WEG

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

TANNEN street

Anlage 1
Attachment 2

Scale 1：100

Buero means office
Durchgang means passage
Besprechungsraum means meeting room
Zusa means together
Hall 190 m2    Lager Werkstatt means warehouse and workshop
Office 125m2
Social activity space 315m2

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

The attachment 3

The schedule of the operation cost

According to §27 in paragraph 1 about the calculation regulations in the attachment 3, in conformity with §1 in paragraph 5 about the calculation regulation for apportionment of the operation cost in the attachment

The cost of operation includes the following cost items; the people who has the right to conduct earthworks in the estate or he makes good and legal use of the building or the economic unit or the outhouse or the equipments and plants or the estate where occurred cost belongs to the operation cost. Unless the costs as generally conducted will be taken by the lessee directly which is not included in the rent:
1	the tax about the current operational estate hereby means the land tax in particular and not the tax from the mortgage profit;

2	the cost in the water supply
Hereby the cost in the use of water includes the basic fee and the rental as well as the cost from the transfer of right to use water by the people who paid the water cost or other kinds of transfer of water use right together with the cost from the calculation and partition of the water supply., and the cost from the operation of the water supply facilities which belong to the lessor or the owner as well as the preparation plant including the materials by the use of the preparation plant.

3	the cost in drainage
Hereby the cost in the drainage of the house and estate includes the cost in the operation of appropriate not communal equipments and the cost in the use of drainage pump.

4	The cost
a.	The cost from operation the central heating equipments including the operation of flue gas installation system:
Hereby including the cost of use the fuel as well as its supply and the cost of operating current and the cost of management, the operation, the inspection and maintenance of the equipments as well as the cost of the regular test for the operational condition and the operation safety and the adjustment in the help of the professional workers, and the cost for the clean of the equipments, and the cost of measurement according to the Federal Immission Control Act, and the rental or the cost paid in the use right transfer of the equipments as well as other kinds of the transfer for the equipment use right together with the cost from the calculation and partition in this operation course.
b.	The cost in the operation of the equipments for the central fuel supply;
Hereby including the cost of fuel consumption and its delivery as well as the cost of operating current, the cost in the inspection and clean of the equipments and operating area
Or
c.
the cost in the independent and commercial delivery for the heat energy including thee equipments cost in letter a mentioned regulations, hereby including the expense in the supply for heat energy and the cost in the operation of the indoor equipments as mentioned in letter a

d.	The cost in the clean and maintenance of the self-contained central heating
Hereby including the cost in clean of the dregs in water and in the fuel of the equipments, the cost of the regular test for the operational condition and the operation safety and the adjustment in the help of the professional workers, and the cost of measurement according to the Federal Immission Control Act.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

5	the cost

a.	The cost in the operation of the supply facilities for the central heating water
Hereby the cost of water supply will follows the regulations in number 2 where these costs had already considered and the cost for the heating water follows the regulations in number 4 letter a
b.
the cost in the independent and commercial delivery for the heat energy including the equipments cost in letter a mentioned regulations, hereby including the expense in the supply for heat energy and the cost in the operation of the related indoor equipments as mentioned in letter a; or

c.
The cost in the clean and maintenance of the self-contained central heating. Hereby including the cost in clean of the dregs in water and in the fuel of the equipments, the cost of the regular test for the operational condition and the operation safety and the adjustment in the help of the professional workers.

6	the cost related for the heating and warm water supply facility construction

a.	The installation of the central heating facility should be implemented according to the number 4 letter a and number 2. If the cost items are not mentioned in the contract.
b.	Regarding the independent and commercial heating supply should follow the regulations in number 4 and letter c) and number 2 or, if the cost items are not mentioned in the contract.
c.
By the installation of the related supply facilities for the self-contained central heating and warm water will follow the regulations stipulated in number 3, letter d and number 2,if the cost items are not mentioned in the contract.

7	the cost for the operation of mechanical persons or the freight elevator
Hereby including all the cost of the operation current and the cost of management, the operation, the inspection and maintenance of the equipments as well as the cost of the regular test for the operational condition and the operation safety and the adjustment in the help of the professional workers, and the cost for the clean of the equipments.

8	the cost in the cleaning of streets and the garbage removal
Herby including cost for the cleaning of the pubic streets and the garbage removal should be paid or the expense in the implement of related and appropriate but not communal measures.

9	the cost in the cleaning in indoor area and the pest removal
Regarding the cost of cleaning in indoor areas including the cost for the cleaning of the area where the residents together used parts of the building such as the entrance area, the passages, the stairs, the cellar and floor space and washing room as well as the carriages of the elevator.

10	cost of maintenance in the garden
Hereby including the maintenance of all the horticultural work which contains the renewal of the trees and grass, the maintenance in the playing court where contains the work of renewal the sand and maintenance the ground, the entrance as well as the access roads which is not for the pubic traffic.

11	the cost of lighting
Hereby including the cost of electricity consumption in the outside lighting as well as the lighting which the residents together used  emergency lighting in the entrance, the passages, in stair, cellar and floor space as well as in washing rooms.

12	The cost in the cleaning of chimney
Hereby including the cost in cleaning will be paid according to the importance tariff, if the cost items are not considered in number letter a. Of the contract.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

13	The cost of property insurance and liability insurance
Hereby including specifically the cost of insurance for the building in the damage case of fire, storm as well as water disasters and the insurance for the glass and the liability insurance for the building and oil tank as well as the elevators.

14	the cost for the house guards
Herby including the cost in salary and social insurance contribution as well as all cash value performance, which the owner ( or the people who has right to use the estate) paid to the house guard for their work, as long as the cost items are not related with the maintenance, repair and renewal as well as the beauty repair or the building management.
As long as the guard work is finished by the outside organization, then the cost of working performance mentioned in number 2 to 10 will not be implemented.

15	the cost
a.	the cost in the operation of the communal antenna system:
Herby including the cost of the operating current and the cost regular text for the operational functions which contains also the adjustment by professional worker of the equipments or the cost for the use of antenna systems which is not paid by the commercial units. Or
b.	The cost of operation in related private distributed equipments of broadband network
Hereby mentioned the cost had already considered in letter a and in additional the cost of the base fee for the connection of broadband network per month

16	the cost in operation of the mechanical washing equipments
Hereby including the cost of the operating current and the cost for the inspection, repair, and cleaning of the mechanical equipments, and the cost for the regular test of the operational functions and safety of the equipments as well as the cost of water supply according to the regulations mentioned in number 2, as long as the cost items had not been considered there.

17	other operation costs
Means all the operation cost items which are not mentioned in number 1 to 16, specifically the operation cost in the outhouse and equipments as well as the plant.

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

Attachment 4

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

The settlement of the operation cost
Tannenweg 10 Street Augustin 2006

				H2b
Sort of the cost	Sum in Euro		Vevt	Hanowski
1, land tax	7.086.83	F1	0,06	440,45
The clean of the street	202,50	Pa1	0.07	14,46
2,Water	638.53	Po	0.00	58.57
3,Wastewater
Canal	819.20	Po	0.00	56.97
Rain	4,731.82	F1	0.00	204.10
4, gas+wwj B+2b+Hbt	8,000.00	H	0.12	997.04
Gas consume
5,general electricity	772.07	F3
6, garbage collection		Dir		217.40
7,chimney clean in office building	71.34	F2	0.11	7.69
KA+LA1		Dir
8,the wire connection		Po1	0.07
9,insurance
Building	8,084.90	Wo	0.05	373.33
Third party liability	315.41	Wo	0.05	14.82
10, maintenance, investigation and safety(TUV)
House+ entrance door	48.75	Po1	0.07	3.48
Door, roll-up door		Po3
Maintenance of outside warehouse	1,125.50	F1	0.05	60.96
Heating warehouse	48.75	F2	0.11	5.25
Clean the glass in the office area
Winter road maintenance (snow and ice control)
11,materials and others	160.00		0.07	12.85
12,guard in the house	8,700.00	Pa1	0.07	621.43
13,others

Net Subtotal				3,456.90
Value added tax
Gross sum
Advanced payment per year(net)
				H2b
New				288.07

About 300,00 Euro per month
Der Ausbau von 125m2 Büroräumen
The expansion in the 125 m2 office area

The leasing contract between Tannenweg 10 company constituted under civil law and Perfectenergy on Oct.3 2007

Attachment 5

Repair implement according to the regulations §1,4 in the lease contract

Date: on Sept.25. 2007

Regarding:   Tannenweg 10, street Augustin
Hall h2b

Part Athe maintenance and cleaning ect.

Step 1 the cleaning work
Step 2 painting all the part of the building in white color
Step 3 office in the front direction (inside) 1+2+3 in the street complete in plasterboard Pipeline under the plaster
Step 4 supply and assembly a heater
Step 5 installs the kitchen unit in the passage in advance
Step 6 repair the equipments for the WC, all the wall plasterboard New fitments
Step 7 hall for the storage of the WC equipments and expand the fitments
Step 8 paining the front façade

Part B rebuild, expand the office area
Step 1 door office 3 / close the meeting room
Step2  demolition of the walls, please see the plan in attachment 2
Step 3 installation in the first floor of the movable windows (1,48*1.07) between the office 3 in the meeting room
Step 4 installation of the three walls ( 2* meeting 1* office expand)
Step 5 2 new door in the office 1 and meeting room
Step 6 2 new heaters with pipeline (office 3 + meeting room)
Step 7 expand the inside entrance door which is part of the office area
Step 8  install electricity in the new office area

Part C especially improvements from the lessee
Step 1 new entrance door with the fly sheet and plating

Step 2 carpeted floor decoration in all the office area （about 120m2）

Step 3 hard and solid ramp at the entrance area which is fit for forklift
Step 4 alteration of the doors and the windows